                     Chase Manhattan Auto Owner Trust 1997-A

                         Statement to Certificateholders

                                  July 15, 1999



                                                                  DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
              ORIGINAL               PRIOR                                                                               CURRENT
              FACE                   PRINCIPAL                                                   REALIZED  DEFERRED     PRINCIPAL
CLASS         VALUE                  BALANCE          PRINCIPAL       INTEREST        TOTAL       LOSSES   INTEREST      BALANCE
------------------------------------------------------------------------------------------------------------------------------------
 A1          250,000,000.00             0.00             0.00           0.00               0.00    0.00       0.00              0.00
 A2          365,000,000.00             0.00             0.00           0.00               0.00    0.00       0.00              0.00
 A3          270,000,000.00   103,373,996.30    23,664,652.97     538,406.23      24,203,059.20    0.00       0.00     79,709,343.33
 A4          165,000,000.00   165,000,000.00             0.00     880,000.00         880,000.00    0.00       0.00    165,000,000.00
 A5           85,500,000.00    85,500,000.00             0.00     463,125.00         463,125.00    0.00       0.00     85,500,000.00
 B1           35,153,718.13    35,153,718.13             0.00     194,810.19         194,810.19    0.00       0.00     35,153,718.13
------------------------------------------------------------------------------------------------------------------------------------
TOTALS     1,170,653,718.13   389,027,714.43    23,664,652.97   2,076,341.42      25,740,994.39    0.00       0.00    365,363,061.46
------------------------------------------------------------------------------------------------------------------------------------





                     FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                             PASS-THROUGH RATES
-----------------------------------------------------------------------------------           ---------------------
                PRIOR                                                   CURRENT                          CURRENT
              PRINCIPAL                                                PRINCIPAL               CLASS    PASS-THRU
CLASS          FACTOR          PRINCIPAL    INTEREST     TOTAL           FACTOR                           RATE
-----------------------------------------------------------------------------------           ---------------------
 A1            0.00000000     0.00000000  0.00000000  0.00000000         0.000000               A1      5.545000 %
 A2            0.00000000     0.00000000  0.00000000  0.00000000         0.000000               A2      5.950000 %
 A3          382.86665296    87.64686285  1.99409715 89.64096000       295.2197911              A3      6.250000 %
 A4            1,000.0000     0.00000000  5.33333333  5.33333333     1,000.000000               A4      6.400000 %
 A5            1,000.0000     0.00000000  5.41666667  5.41666667     1,000.000000               A5      6.500000 %
 B1            1,000.0000     0.00000000  5.54166672  5.54166672     1,000.000000               B1      6.650000 %
-----------------------------------------------------------------------------------           ---------------------
TOTALS       332.31664360    20.21490438  1.77365978 21.98856416       312.10173923
-----------------------------------------------------------------------------------



 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:
                                 Kimberly Costa
            The Chase Manhattan Bank - Structured Finance Services
                        450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                       Email: kimberly.k.costa@chase.com

/X/                                   (c) COPYRIGHT 1999, CHASE MANHATTAN BANK

                   Chase Manhattan Auto Owner Trust 1997-A

                                  July 15, 1999
--------------------------------------------------------------------------------
                         STATEMENT TO CERTIFICATEHOLDERS

                                Due Period                                    28
                                Due Period Beginning Date                 6/1/99
                                Due Period End Date                      6/30/99
                                Determination Date                        7/9/99


Section 5.8(iii)           Servicing Fee                                                                 324,189.76
SectFion 5.8(iii)          Servicing Fee per $1000                                                         0.276931

Section 5.8(iv)            Administration Fee                                                              1,000.00
Section 5.8(iv)            Administration Fee per $1000                                                    0.000854

Section 5.8(vi)            Pool Balance at the end of the Collection Period                          365,363,061.46

Section 5.8(vii)           Repurchase Amounts for Repurchased Receivable
                           By Seller                                                                              0
                           By Servicer                                                                   171,827.78
                           TOTAL                                                                         171,827.78

Section 5.8(viii)          Realized Net Losses for Collection Period                                     140,841.07

Section 5.8(ix)            Reserve Account Balance after Disbursement                                 10,960,891.84

Section 5.8(x)             Specified Reserve Account Balance                                          10,960,891.84

Section 5.8(xi)            Total Distribution Amount                                                  26,699,352.75
                           Servicing Fee                                                                 324,189.76
                           Administration Fee                                                              1,000.00
                           Noteholders Distribution Amount                                            25,546,184.20
                           Certficateholders Distribution Amount                                         194,810.19
                           Deposit to Reserve Account                                                    633,168.60

/X/                                   (c) COPYRIGHT 1999, CHASE MANHATTAN BANK